Exhibit 99.2

Berkshire Announces In-Market Acquisition of Hampden Bancorp November 4, 2014

FORWARD LOOKING STATEMENTS This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of Berkshire and Hampden. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Berkshire and Hampden, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Berkshire and Hampden are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Berkshire files with the Securities and Exchange Commission. NON-GAAP FINANCIAL MEASURES This presentation references non-GAAP financial measures incorporating tangible equity and related measures, as well as core deposits. These measures are commonly used by investors in evaluating business combinations and financial condition. 1

2 ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the proposed merger, Berkshire will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Hampden and a Prospectus of Berkshire, as well as other relevant documents concerning the proposed merger. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Registration Statement and Proxy Statement/Prospectus, as well as other filings containing information about Berkshire and Hampden, when they become available, may be obtained at the SEC’s Internet site (www.sec.gov). Copies of the Registration Statement and Proxy Statement/Prospectus (when they become available) and the filings that will be incorporated by reference therein may also be obtained, free of charge, from Berkshire’s website at ir.berkshirebank.com or by contacting Berkshire Investor Relations at 413-236-3149 or from Hampden’s website at www.hampdenbank.com and selecting the “Investor Relations” link or by contacting Hampden Investor relations at 413-452-5150. PARTICIPANTS IN SOLICITATION Berkshire and Hampden and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hampden in connection with the proposed merger. Information about the directors and executive officers of Berkshire is set forth in the proxy statement for Berkshire’s 2014 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 1, 2014. Information about the directors and executive officers of Hampden is set forth in the proxy statement for Hampden’s 2014 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on September 26, 2014 and additional filings reporting results of the annual meeting on November 4, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed merger to be filed with the SEC (when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

Merger Benefits 3

Pro Forma Franchise Full service regional bank with a distinctive brand and culture, strong middle market opportunities and a solid foundation for growth BHLB HBNK Source: BHLB and HBNK company financials and pro forma analysis 4 Assets: $7.1 billion Loans: $5.1billion Deposits: $5.1 billion Wealth AUM: $1.3 billion Annualized revenue: $265 million Branches: 100 plus lending offices Footprint: New England and Central New York Market capitalization: approximately $750 million NYSE: BHLB

Note: Map does not show Berkshire’s Haydenville, MA branch which is also in the Springfield MSA Source: SNL Financial; position data as of June 30, 2014 Top 5 Market Share Position

Hampden Bancorp, Inc. Overview Greater Springfield’s local community bank . . . the bank where brighter days begin. Founded: 1852 Headquarters: Springfield, MA Branches: 10 Footprint: Springfield, Massachusetts MSA Nasdaq: HBNK Assets: $706 million Net loans: $508million Deposits: $490 million Annualized revenue: $25 million Performance ratios: 0.66% ROAA; 5.4% ROE; 3.17% NIM; 69% Efficiency ratio Source: Company Financials as of 9/30/14 For more information on Hampden Bank please visit “www.hampdenbank.com” 6

Merger Summary Merger Partner Hampden Bancorp, Inc. (Nasdaq: HBNK) Deal Price per Share $20.53 Consideration Structure 0.81 shares of BHLB for each outstanding HBNK share Aggregate Deal Value $109 million (see note regarding shares owned by BHLB and other adjustments) Consideration Mix 100% stock Termination Fee $3.6 million within the first 45 days and $4.7 million thereafter Required Approvals Customary regulatory approval; Hampden shareholder approval Anticipated Closing Targeted for early in the second quarter of 2015 NOTE: Based on $25.35 average closing price of BHLB common stock for the last five trading days ended 11/3/14. As of 10/31/14, HBNK had 5,498,111 shares outstanding. Pro forma HBNK shares at closing are 5,103,883, including adjustments for 208,558 HBNK shares currently owned by BHLB (3.8%) and 185,670 shares to extinguish HBNK ESOP debt. Deal value includes $3.9 million estimated cost to repurchase 423,783 HBNK outstanding options. Merger agreement dated 11/3/14. 7

Comparative Transaction Multiples HBNK Transaction Regional Transactions Price/LTM Earnings 25x 29x Price/Tangible Book Value 133% 160% Core Deposit Premium 6.0% 7.9% Source: SNL Financial, HBNK company financials, and pro forma analysis HBNK’s financials are as of and for the twelve months ended 9/30/14; core deposit premium is based on total deal consideration Regional transactions: median of deals announced since January 1, 2011 with aggregate deal values greater than $50mm, target total assets greater than $400mm and target headquartered in New England. 8

Transaction Assumptions 9 Key Assumptions Cost saves 35% 1x after tax restructuring charges $9.5 million Loan credit mark $14 million; 2.8% of loans (50% accretable, 50% non-accretable) Loan interest rate premium mark $8 million Core deposit intangibles $5.0 million (1.50%) Note: Existing $6mm HBNK loan loss allowance reversed

Appendix 10

Similar profile indicates smooth integration Combined: 55% commercial – strategic focus Pro-Forma Combined $5.06B Loan Composition BHLB $4.56B Avg yield: 3.91% HBNK $0.51B Avg yield: 4.59% Source: Company financials; data as of 9.30.14; yields are averages based on Q3 2014 data 11

Similar concentrations - facilitates integration Combined: 27% transaction accounts – focused for growth Source: Company financials; data as of 9.30.14; costs are averages based on Q3 2014 data BHLB $4.56B Avg cost: 0.43% Pro-Forma Combined $5.05B Deposit Composition HBNK $0.49B Avg cost: 0.71% 12

Hampden Financial Highlights Source: SNL Financial ; June 30 FYE 13 Dollar Values in Thousands, Except Per Share Amounts For the Fiscal Year Ended, 2011Y 2012Y 2013Y 2014Y Balance Sheet Total Assets $573,326 $615,957 $652,962 $701,497 Cash and Securities 148,299 176,733 169,440 162,553 Gross Loans Held for Investment 403,181 411,492 455,761 513,286 Loan Loss Allowance 5,473 5,148 5,414 5,651 Total Deposits 417,255 434,832 474,798 491,732 Total Borrowings 54,711 86,976 86,992 116,446 Total Equity $93,516 $87,160 $83,659 $87,159 Profitability (%) Operating Revenue $20,929.0 $22,290.0 $22,951.0 $23,980.0 Net Income $1,314.0 $3,016.0 $2,974.0 $4,515.0 ROAA 0.23% 0.52% 0.46% 0.65% ROAE 1.40% 3.37% 3.41% 5.30% Net Interest Margin 3.38% 3.50% 3.14% 3.10% Efficiency Ratio 81.6% 76.5% 77.0% 66.6% Asset Quality and Capital Ratios (%) NPAs / Assets 2.99% 2.38% 1.32% 1.44% NCOs / Average Loans 0.68% 0.19% 0.09% 0.06% Total Equity / Total Assets 16.31% 14.15% 12.81% 12.42% Risk-based Capital Ratio 23.90% 21.20% 19.10% 18.30% Per Share Information ($) Common Shares Outstanding (actual) 6,799,499 5,968,395 5,629,099 5,651,130 EPS after Extra 0.21 0.51 0.54 0.83 Reported: Book Value 13.75 14.60 14.86 15.43

Hartford/Springfield Metro Area The merger between Berkshire Hills and Hampden Bancorp will create the 10th ranked depository institution in the attractive Hartford/Springfield area, also known as the “knowledge corridor” Reflects the area’s high concentration of schools with 29 universities and over 155,000 students There are over 50,000 businesses in the area with a labor force of nearly 1 million Median household income of $67,457 and $51,430 for the Hartford and Springfield MSAs respectively versus the national median of $51,579 For more information please visit www.hartfordspringfield.com 14 (1) Green shading denotes Hartford GDP, gold shading denotes Springfield GDP Source: SNL Financial, U.S. Bureau of Economic Analysis

If you have any questions, please contact: Allison O’Rourke 99 North Street Pittsfield, MA 01202 Investor Relations Officer (413) 236-3149 aorourke@berkshirebank.com 15